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                                                                   Exhibit 23(f)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33-18278 of Mandalay Resort Group on Form S-8 of our report dated June 13, 2003, appearing in Amendment No. 1 on Form 11-K/A to the Annual Report on Form 11-K of Mandalay Resort Group Employees' Profit Sharing and Investment Plan for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
October 10, 2003